For Release on October 25, 2006 at 7:30 a.m. E.D.T.
EXHIBIT 99.1

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports Third Quarter Revenue of $18.3 Million, $2.4 Million Net Income and $0.04 Basic EPS
SCOTTSDALE, Arizona, October 25, 2006 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices reported today that revenues for the third quarter of 2006 were $18.3 million, a 57% increase over the same quarter of the prior year and the third highest quarterly revenues in the Company’s history. Income from operations for the third quarter was $3.7 million, a 471% increase compared with $654,000 in the prior year period. Net income and basic and diluted earnings per share for the third quarter were $2.4 million and $0.04 per share. Business also continued to improve sequentially as revenues in the third quarter of 2006 increased by $2.1 million over the second quarter of 2006 and operating margin improved to 20.4% of revenue as the Company continues to improve its operating leverage. The Company generated $3.4 million of cash from operations in the third quarter of 2006 which increased the total cash, cash equivalents and investments balance to $50.5 million. The Company also repurchased 300,000 shares of its common stock at a cost of $2.2 million in the third quarter.
Significant events in the third quarter of 2006 include:
1.	The Company received an order for and shipped 1,000 TASER® X26s and 1,000 TASER CAM™ systems to France. The advancement of the TASER program in France follows a lengthy trial and evaluation process and represents the first shipment authorized under a tender awarded to the Company’s distributor which authorizes the French Government to purchase up to 5,000 TASER systems.

2.	The Company received and shipped significant orders from San Bernardino County (CA) Sherriff’s Office, Broward County (FL) Sherriff’s Office, the Nevada Department of Public Safety and the Miami-Dade Police Department. These supplemental orders demonstrate the continuing trend of agencies within the Company’s existing customer base expanding the use of TASER devices to their first responders.

3.	A further product liability suit was dismissed representing a total of twenty-three wrongful death or injury lawsuits that have been dismissed, or judgment entered in favor of the Company. The Company also substantively won two additional business related lawsuits, and reached a settlement of the shareholder class action and derivative lawsuits.

4.	The Company formed a Senior Executive Advisory Board to advise the Company as it begins initiatives into the military and federal government / homeland security markets to expand beyond its current domestic revenue base in municipal, county and state law enforcement agencies.
“The third quarter tends to be our slowest quarter of the year and we are pleased to be able to report such solid results,” commented Rick Smith, CEO of TASER International, Inc. “With the strong growth in both new and existing TASER system deployments during the quarter we have continued the momentum established in the first half of the year and look forward to the results of our initiatives into the federal, military and foreign markets both in the fourth quarter and into 2007.”
The Company will be hosting its third quarter 2006 earnings conference call on October 25, 2006 at 10 a.m. E.D.T. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 866-713-8563 or 617-597-5311 for international callers. The pass code is 85590367 for both numbers.

About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002. Visit the company’s web-site at www.TASER.com for facts and video.
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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	September 30, 2006	September 30, 2005
Net Sales	$18,311,543	$11,675,611

Cost of Products Sold:
Direct manufacturing expense	5,099,381	2,932,791
Indirect manufacturing expense (including stock-based compensation expense of $33,419 and $0, respectively)	1,580,182	1,002,919

Total Cost of Products Sold	6,679,563	3,935,710

Gross Margin	11,631,980	7,739,901

Sales, general and administrative expenses (including stock-based compensation expense of $194,885 and $0, respectively)	7,125,408	6,724,899
Research and development expenses (including stock-based compensation expense of $46,388 and $0, respectively)	772,976	360,689

Income from Operations	3,733,596	654,313

Interest income	483,371	306,761
Interest expense	(1,760)	—
Other income (expense), net	—	—

Income (loss) before income taxes	4,215,207	961,074
Provision (credit) for income taxes	1,819,309	586,194

Net Income (loss)	$2,395,898	$374,880

Income per common and common equivalent shares
Basic	$0.04	$0.01
Diluted	$0.04	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	62,031,850	61,385,863
Diluted	64,717,904	63,694,740

TASER International, Inc.
Statements of Income
(Unaudited)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Net Sales	$48,430,303	$35,086,431

Cost of Products Sold:
Direct manufacturing expense	12,858,166	9,568,667
Indirect manufacturing expense (including stock-based compensation expense of $83,965 and $0, respectively)	4,594,840	4,021,200

Total Cost of Products Sold	17,453,006	13,589,867

Gross Margin	30,977,297	21,496,564

Sales, general and administrative expenses (including stock-based compensation expense of $707,265 and $0, respectively)	21,982,755	19,242,541
Research and development expenses (including stock-based compensation expense of $157,110 and $0, respectively)	1,999,777	1,103,593
Litigation settlement expenses	17,650,000	—

Income from Operations	(10,655,235)	1,150,430

Interest income	1,281,399	853,473
Interest expense	(5,650)	(103)
Other income (expense), net	(228)	(59,735)

Income (loss) before income taxes	(9,379,714)	1,944,065
Provision (credit) for income taxes	(2,975,007)	1,066,675

Net Income (loss)	$(6,404,707)	$877,390

Income per common and common equivalent shares
Basic	$(0.10)	$0.01
Diluted	$(0.10)	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	62,003,727	61,266,387
Diluted	62,003,727	63,951,621

TASER International, Inc.
Balance Sheets
(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS

Current Assets
Cash and cash equivalents	$15,833,820	$16,351,909
Short-term investments	5,638,637	—
Accounts receivable, net	10,387,944	5,422,027
Inventory	8,531,385	10,105,336
Prepaids and other assets	2,330,459	2,795,576
Insurance settlement proceeds receivable	4,538,852	575,000
Income tax receivable	66,511	44,454
Current deferred income tax asset	8,209,718	6,955,500

Total Current Assets	55,537,326	42,249,802
Long-term investments	29,028,942	27,548,120
Property and equipment, net	20,794,976	21,061,754
Deferred income tax asset	21,828,408	20,040,788
Intangible assets, net	1,492,672	1,340,783

Total Assets	$128,682,324	$112,241,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of capital lease obligations	$44,669	$43,111
Accounts payable and accrued liabilities	6,604,931	6,315,654
Current deferred revenue	930,152	561,165
Deferred insurance settlement proceeds	660,824	476,515
Customer deposits	259,351	190,256
Litigation settlement liabilities	21,750,000	—

Total Current Liabilities	30,249,927	7,586,701
Capital lease obligations, net of current portion	42,485	76,188
Deferred revenue, net of current portion	1,580,598	839,983

Total Liabilities	31,873,010	8,502,872

Commitments and Contingencies	—	—

Stockholders’ Equity
Common stock	619	619
Additional paid-in capital	80,427,462	78,742,862
Treasury stock	(2,208,954)	—
Retained earnings	18,590,187	24,994,894

Total Stockholders’ Equity	96,809,314	103,738,375

Total Liabilities and Stockholders’ Equity	$128,682,324	$112,241,247

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Net income / loss	$(6,404,707)	$877,930
Depreciation and amortization	1,548,115	1,185,374
Stock-based compensation expense	948,340	—
Net cash provided (used) by operating activities	9,539,435	(363,956)
Net cash provided (used) by investing activities	(8,552,685)	2,270,515
Net cash provided (used) by financing activities	(1,504,839)	469,987
Cash and Cash Equivalents, end of period	15,833,820	17,133,705
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